Exhibit 10.1

AMERICAN STATES WATER COMPANY

2019 SHORT-TERM INCENTIVE PROGRAM

1.                                      Purpose of 2019 Short-Term Incentive Program

American States Water Company, a California corporation, (the “Corporation”) has adopted the American States Water Company Performance Incentive Plan (the “Plan”) to promote the success of the Corporation by (a) motivating executives selected to participate in the Plan to maximize the performance of the Corporation both from a financial perspective and in serving its customers and (b) rewarding them with cash Objective Bonuses directly related to such performance.  The Corporation’s board of directors recognizes that the ability of the Corporation and its subsidiaries to attract capital at a low cost is based on its financial performance and that the Corporation’s customers benefit through its ability to attract low cost capital.  This 2019 Short-Term Incentive Program (the “2019 STIP”) sets forth the names of the individuals selected to be Participants who are eligible to earn Objective Bonuses under the Plan for the 2019 calendar year and the applicable Business Criteria, Additional Objective Criteria, Performance Targets, and Payout Percentages for the 2019 calendar year.  The 2019 STIP also provides for Discretionary Bonuses, which when added to the Objective Bonuses under the Plan, equal the Aggregate Bonuses payable under the 2019 STIP for the 2019 calendar year.

2.                                      Term of 2019 STIP

The Performance Period covered by the 2019 STIP (the “Term”) began on January 1, 2019 and will end on December 31, 2019.

3.                                      Relationship to American States Water Company Performance Incentive Plan

The Objective Bonuses based on the Business Criteria payable under Awards granted under the 2019 STIP are granted under the authority of the Plan and are subject to all of the terms and conditions of the Plan, as it may be amended from time to time, and any rules adopted by the Committee in accordance with the terms of the Plan, as such rules are in effect from time to time.  The Discretionary Bonuses and the Objectives Bonuses based solely on the satisfaction of the Additional Objective Criteria are granted under the general authority of the Compensation Committee to determine the compensation payable to Executives.

4.                                      Definitions

Capitalized terms used and not otherwise defined herein have the meanings set forth in the Plan.  In addition, the following phrases shall have the meanings specified below:

“Additional Objective Criteria” means Direct Operating Margin - ASUS.

“Adjusted EPS - ASUS” means the EPS of ASUS for 2019 adjusted to remove the general office allocation to ASUS related to any transaction fees and/or gain or loss on sale recognized in the financial statements in 2019 associated with a sale of any of the Corporation’s business units or the acquisition of any new businesses.

“Adjusted EPS - AWR Consolidated” means the Corporation’s EPS for 2019 adjusted to remove 1) any write-offs associated with the CPUC’s 2019 procurement audit of GSWC arising out of the settlement of claims approved by the CPUC in December 2011 related to the capital projects contracting matter, 2) any transaction fees and/or gain or loss on sale recognized in the financial statements in 2019 associated with a sale or restructuring of any of the Corporation’s business units or the acquisition of any new businesses, and 3) expenses associated with new business development at Regulated Utilities.

“Adjusted EPS - Regulated Utilities” means the sum of the EPS of each of the Regulated Utilities for 2019 adjusted to remove 1) any write-offs associated with the CPUC’s 2019 procurement audit of GSWC arising out of the settlement of claims approved by the CPUC in December 2011 related to the capital projects contracting matter, 2) any transaction fees and/or gain or loss on sale recognized in the financial statements in 2019 associated with a sale or restructuring of any of the Corporation’s business units or the acquisition of any new businesses, and 3) expenses associated with new business development.

“Aggregate Bonus” means the combination of a Participant’s Objective Bonus and his or her Discretionary Bonus.

“ASUS” means American States Utility Services, Inc., a California corporation, and wholly owned subsidiary of the Corporation, and its wholly owned subsidiaries.

“Award Agreement” means a written agreement setting forth the material terms and conditions of the Award as determined by the Committee consistent with the express limitations of the Plan and the 2019 STIP.

“Base Salary” means the Participant’s rate of annual base pay on the date the Committee approves the Business Criteria, the Additional Objective Criteria and the Performance Targets.

“Board of Directors” means the Corporation’s board of directors.

“Budget” or “Budgeted” means, in the case of Adjusted EPS for the Corporation, the Regulated Utilities or ASUS, as the case may be, the projected Adjusted EPS for 2019 as set forth in the Operating Budget and for Expense Optimization — ASUS, Direct Construction Margin — ASUS and Direct Operating Margin — ASUS, the amounts included for these metrics in the Operating Budget.

“Business Criteria” means Adjusted EPS-AWR Consolidated, Adjusted EPS-Regulated Utilities, Adjusted EPS-ASUS, Customer Complaints-RU, Customer Complaint Standards-RU, Capital Expenditures-RU, Direct Construction Margin-ASUS, Expense Optimization-ASUS, SOX Deficiencies-RU, SOX Deficiencies-ASUS, Safety-Recordable Work Incidents-ASUS, Safety-Recordable Work Incidents-RU and Supplier Diversity-RU.

“CAB” means the CPUC Consumer Affairs Branch.

“Capital Expenditures - RU” means the dollar amount of capital expenditures for 2019 for the Regulated Utilities.

“Committee” means the Compensation Committee of the Board of Directors.

“CPUC” means the California Public Utilities Commission.

“Customer Complaint Standards - RU” means the number of complaints on all matters on the Regulated Utilities received by CAB in 2019 divided by the average number of customers served by the Regulated Utilities during 2019.

“Customer Complaints - RU” means the number of water quality, pressure, and leak complaints received from water customers by GSWC divided by the average number of water customers served by GSWC during 2019.

“Direct Construction Margin — ASUS” means a percentage determined by dividing total construction revenues less ASUS construction costs (reported as expenses in the Corporation’s Form 10-K for 2019 filed with the Securities and Exchange Commission) by total construction revenues. Construction revenues and construction costs for this purpose shall exclude the construction revenues and construction costs of any new base.

“Direct Operating Margin — ASUS” means a percentage determined by dividing total operations and maintenance revenues less direct operations and maintenance expense by total operations and maintenance revenues as recorded in the Corporation’s Form 10-K.  Total operations and maintenance revenues for this purpose shall exclude revenues of any new base awards received in 2019. Direct operations and maintenance expense for this purpose shall include other operation, administration and general, depreciation and amortization, maintenance and property and other taxes as reflected in the Corporation’s Form 10-K, but shall exclude (i) expenses of any new base awarded during 2019, (ii) expenses of ASUS administration and centralized functions, (iii) general office expenses of GSWC approved by the CPUC to be allocated to ASUS, and (iv) property and other taxes allocable to construction activities.

“Discretionary Bonus” means a bonus payable to a Participant based on that Participant’s Individual Performance Measures.

“EPS” means fully diluted earnings per share as reported in the Corporation’s consolidated financial statements for 2019.

“Expense Optimization — ASUS” means the sum of other operations, maintenance, and administrative and general expenses of ASUS in 2019 (as reflected in the Corporation’s 10-K) excluding (i) expenses of ASUS incurred in connection with any new base awards during 2019, (ii) general office expenses of GSWC approved by the CPUC to be allocated to ASUS, (iii) expenses incurred in connection with ASUS’s new business development cost center, (iv) expenses included in the Corporation’s Form 10-K for awards recorded under the plan and the 2016 Stock Incentive Plan, and (v) expenses in connection with managing additional assets if the asset transfers as Budgeted for these additional assets are not approved by the government in 2019.

“GSWC” means Golden State Water Company, a California corporation and wholly owned subsidiary of the Corporation.

“Individual Performance Measures” means the criteria or goals utilized to determine the amounts of each Participant’s Discretionary Bonus.

“Objective Bonus” means a bonus based on the degree of achievement of the Performance Targets for the Business Criteria and the Additional Objective Criteria.

“Operating Budget” means the Company’s operating budget for 2019 as presented to the Board of Directors at its January 29, 2019 meeting as adjusted for the impact of decisions of the CPUC and other adjustments required to be made under Section 4.6 of the Plan.

“OSHA Violation” means an intentional or willful violation of the rules and regulations of the Occupational Health and Safety Administration which results in a serious injury, serious illness or death and arises out of a situation that the employer knew or should have known could result in serious injury, serious illness or death, provided that the situation could have reasonably been remedied by the employer.

“Payout Percentage” means the percentage of a Participant’s Target Aggregate Bonus that is payable based on the degree of satisfaction of a Performance Target or the Individual Performance Measures.

“Performance Measures” means the Business Criteria, the Additional Objective Criteria and Individual Performance Measures.

“Performance Target” means a specific goal established by the Committee with respect to the Business Criteria or the Additional Objective Criteria as set forth in Section 6.

“Regulated Utilities” means GSWC and any other utility that becomes a direct or indirect subsidiary of the Corporation which is designated a “regulated utility” by the Committee.

“Safety-Recordable Work Incidents — ASUS” means the number of work-related injuries and illnesses as reported on the OSHA Form 300s for ASUS other than for new bases awarded in 2019.

“Safety-Recordable Work Incidents - RU” means the number of work-related injuries and illnesses as reported on the OSHA Form 300 for GSWC.

“SOX” means the Sarbanes-Oxley Act of 2002.

“SOX Deficiencies - ASUS” means the number of “control deficiencies” (each a “CD”), “significant deficiencies” (each an “SD”) and “material weaknesses” (each a “MW”) reported for ASUS in the independent auditor’s report for 2019 pursuant to Section 404 of SOX.

“SOX Deficiencies - RU” means the number of CDs, SDs and MWs reported for the Regulated Utilities in the independent auditor’s report for 2019 pursuant to Section 404 of SOX.

“Supplier Diversity - RU” means the percentage reported by the Regulated Utilities to the CPUC annually by March 1 in its General Order 156 Compliance Filing.  The percentage is calculated by taking the Regulated Utilities’ total procurement dollars for the reporting period with

CPUC qualified women-owned, minority-owned, disabled veteran-owned, and lesbian, gay, bisexual and transgender-owned business enterprises divided by the Regulated Utilities’ total procurement dollars (net of exclusions allowed under the General Order 156 Compliance Filing for the reporting period, such as payments for purchased water, purchased power, pump taxes, income taxes, franchise fees, and postage).

“Target Aggregate Bonus” means the amount of bonus that would be payable if each of the Performance Targets were met at the targeted level and the Participant’s Individual Performance Measures were met at the targeted level.

5.                                      Participation and Individual Awards

The individuals who have been selected as Participants in the 2019 STIP are set forth below together with the amount of their Target Aggregate Bonuses as a percentage of Base Salary:

	Participant	Target Aggregate Bonus
	GSWC Officers
Administrative and General	Robert J. Sprowls	80.00%
	Eva G. Tang	32.50%
	Gladys M. Farrow	26.80%
Operations	Denise L. Kruger	32.50%
	Paul J. Rowley	26.80%
	William C. Gedney	26.80%
	Bryan K. Switzer (Keith)	26.80%
	ASUS Officers
	James C. Cotton III	53.25%
	Granville R. Hodges, Jr. (Rusty)	26.80%
	Gabriel G. Willis	23.40%

For purposes of this 2019 STIP, the GSWC officers will be divided into (1) Administrative and General Officers and (2) Operations Officers.

The Corporation will enter into an Award Agreement with each Participant that (a) describes his or her Individual Performance Measures and sets forth his or her Target Aggregate Bonus, (b) sets forth his or her threshold, target and maximum Performance Targets and (c) incorporates the terms and conditions of the Plan and this 2019 STIP by reference.  The Target Aggregate Bonus amount set forth above shall represent the aggregate amount of up to three separate bonuses: an Objective Bonus under the Plan, an Objective Bonus based solely on satisfaction of the Additional Objective Criteria and a Discretionary Bonus.

6.                                      Performance Targets for Objective Bonuses

The threshold, target and maximum Performance Targets for the 2019 STIP are set forth in Exhibit A to this 2019 STIP.

7.                                      Determination of Participants’ Aggregate Bonuses

The Aggregate Bonus payable to each Participant shall be determined on the basis of the extent to which the Performance Targets for the Business Criteria, the Additional Objective Criteria and that Participant’s Individual Performance Measures are achieved.  The amount of Aggregate Bonus payable is equal to the amount of the Target Aggregate Bonus multiplied by the sum of the Payout Percentages for each of the Performance Measures as determined pursuant to the tables in (a) Section B of Exhibit A for Participants that are Administrative and General Officers employed by GSWC, (b) Section C for Participants that are Operations Officers employed by GSWC and (c) Section D for Participants employed by ASUS.

As soon as practicable following the end of the Term of the 2019 STIP and the completion of the independent auditor’s report for 2019, the Committee shall determine the extent to which the Performance Targets for the Business Criteria and the Additional Objective Criteria are achieved and the extent to which the Individual Performance Measures are achieved, and determine the Payout Percentage for each of the Performance Measures.  In order for a Participant to receive any payment with respect to the Participant’s Discretionary Bonus, the Participant must meet the standards established for the Participant’s position, which standards shall be one of the components of the Participant’s Individual Performance Measures.  The determination of whether the standards established for the Participant’s position are achieved shall be made by the Committee, which (other than for the Company’s President and Chief Executive Officer) determination shall be based on the recommendations of the President and Chief Executive Officer or another direct supervisor of the Participant.

For levels of achievement between threshold and maximum, the Committee shall determine the Payout Percentage by interpolation.  Subject to Section 8 below, the Aggregate Bonus for each Participant shall be the sum of the Payout Percentages determined with respect to each Performance Measure multiplied by the amount of Participant’s Target Aggregate Bonus.

8.                                      Payment of Accounts

At the time the Committee makes the determinations described in Section 7, it shall certify, in accordance with Section 4.8 of the Plan, the amounts of the Objective Bonuses payable to Participants.  The Committee shall, at the same time, determine the amount of the Discretionary Bonus payable to Participants.  Payment of such bonuses (the Aggregate Bonuses) shall be made as soon as practicable following the Committee’s determination and certification, but in no event later than December 31, 2020.

Notwithstanding the foregoing, any Objective Bonus otherwise payable to any Participant under this 2019 STIP shall be subject to the adjustments, limitations (including the dollar limitation under Section 4.3 of the Plan), the Committee’s discretionary authority to make downward adjustments and other terms and conditions set forth in the Plan.  Any Discretionary Bonus otherwise payable under this 2019 STIP shall be subject to any adjustments, limitations, upward or downward adjustments in amounts and any other terms or conditions that the Committee may impose in its sole discretion.

9.                                      Effect of Termination of Employment

Except as otherwise provided in an employment agreement, memorandum of understanding, other contract between a Participant and the Corporation or one of its Subsidiaries, or by the Committee in its sole discretion, the bonuses payable under a Participant’s Award will be forfeited, and the Participant will not be entitled to any bonus payments with respect to such Award if the Participant ceases to be employed by the Corporation or one of its Subsidiaries for any reason prior to the date the bonus payments under the 2019 STIP are paid to Participants.

10.                               Recoupment of Bonuses

Any payment of an Objective Bonus, Discretionary Bonus or Aggregate Bonus under this 2019 STIP is subject to recoupment pursuant to the Corporation’s Policy Regarding the Recoupment of Certain Performance-Based Compensation Payments as in effect from time to time, or as otherwise may be required by law and a Participant shall promptly make any reimbursement requested by the Board of Directors or the Committee pursuant to such policy with respect to any such bonuses.  Further, each Participant shall agree, by accepting an Award under the 2019 STIP and executing an Award Agreement, that the Corporation and/or any of its affiliates may deduct from any amounts it may owe the Participant from time to time (such as wages or other compensation) any and all amounts the Participant is required to reimburse the Corporation pursuant to such policy with respect to the Award.

EXHIBIT A

2019 STIP

PERFORMANCE TARGETS AND PAYOUT PERCENTAGES

A.                                    PERFORMANCE TARGETS FOR OBJECTIVE BONUSES

Performance	Performance Targets
Measure	Threshold	Target	Maximum
Adjusted EPS - AWR Consolidated	80% Budget	100% Budget	120% Budget
Adjusted EPS - Regulated Utilities (RU)	80% Budget	100% Budget	120% Budget
Adjusted EPS - ASUS	80% Budget	100% Budget	130% Budget
Customer Complaints — RU	< 0.14%	< 0.10%	< 0.06%
Customer Complaint Standards - RU	Rate of Complaints to the CAB < 0.0225%	Rate of Complaints to the CAB < 0.0175%	Rate of Complaints to the CAB < 0.0125%
Capital Expenditures — RU	> $100 million	> $115 million	> $125 million
Supplier Diversity — RU	> 26.5%	> 29.5%	> 32.5%
Safety - Recordable Work Incidents - RU	23	17	13
SOX Deficiencies — RU	No MW, No SD & No more than 4 CDs	No MW, No SD & No more than 2 CDs	No MW, No SD & No CD
SOX Deficiencies — ASUS	No MW, No SD & No more than 1 CD	No MW, No SD & No CD	N/A
Expense Optimization - ASUS	< 101% of Budget	< 98% of Budget	< 96% of Budget
Direct Construction Margin - ASUS	> Budget less 100 basis points	> Budget	> Budget plus 100 basis points
Direct Operating Margin — ASUS	> Budget plus 200 basis points	> Budget plus 300 basis points	> Budget plus 400 basis points
Safety - Recordable Work Incidents - ASUS	12	9	6 and No OSHA Violations

B.                                    PAYOUT PERCENTAGES FOR PERFORMANCE MEASURES - GSWC ADMINISTRATIVE AND GENERAL OFFICERS

Performance	Payout Percentage
Measure	Threshold	Target	Maximum
Adjusted EPS - AWR Consolidated	10.0%	20.0%	35.0%
Adjusted EPS - Regulated Utilities (RU)	11.5%	20.0%	29.0%
Adjusted EPS - ASUS	5.0%	10.0%	20.0%
Customer Complaints - RU	1.5%	5.0%	7.0%
Customer Complaint Standards - RU	1.5%	5.0%	7.0%
Capital Expenditures - RU	4.0%	10.0%	15.0%
SOX Deficiencies - RU	2.0%	5.0%	7.0%
SOX Deficiencies - ASUS	2.0%	5.0%	N/A
Objective Bonus Total	37.5%	80.0%	120.0%
Individual Performance Measure (Discretionary Bonus)	12.5%	20.0%	35.0%
Aggregate Bonus	50.0%	100.0%	155.0%

C.                                    PAYOUT PERCENTAGES FOR PERFORMANCE MEASURES - GSWC OPERATIONS OFFICERS

Performance	Payout Percentage
Measure	Threshold	Target	Maximum
Adjusted EPS - Regulated Utilities (RU)	20.0%	40.0%	60.0%
Customer Complaints - RU	2.0%	5.0%	7.0%
Customer Complaint Standards - RU	2.0%	5.0%	7.0%
Capital Expenditures - RU	7.5%	15.0%	20.0%
Supplier Diversity - RU	2.0%	5.0%	7.0%
Safety - Recordable Work Incidents - RU	2.0%	5.0%	7.0%
SOX Deficiencies - RU	2.0%	5.0%	7.0%
Objective Bonus Total	37.5%	80.0%	115.0%
Individual Performance Measure (Discretionary Bonus)	12.5%	20.0%	35.0%
Aggregate Bonus	50.0%	100.0%	150.0%

D.                                    PAYOUT PERCENTAGES FOR PERFORMANCE MEASURES - ASUS OFFICERS

Performance	Payout Percentage
Measure	Threshold	Target	Maximum
Adjusted EPS - ASUS	15.0%	40.0%	70.0%
Direct Operating Margin - ASUS	7.0%	12.5%	24.0%
Direct Construction Margin - ASUS	7.0%	12.5%	24.0%
Expense Optimization - ASUS	4.0%	6.0%	12.0%
Safety — Recordable Work Incidents -ASUS	2.5%	4.0%	5.0%
SOX Deficiencies - ASUS	2.0%	5.0%	N/A
Objective Bonus Total	37.5%	80.0%	135.0%
Individual Performance Measure (Discretionary Bonus)	12.5%	20.0%	35.0%
Aggregate Bonus	50.0%	100.0%	170.0%